NEWS RELEASE
Cornerstone Building Brands Announces First-Quarter 2020 Results
•Exceeded expectations and delivered third consecutive quarter of margin expansion in all segments
•Ample liquidity with $476 million of cash and cash equivalents and no near-term debt maturities
•Decisive actions taken in response to COVID-19 to ensure safety of employees and business continuity
•Implemented meaningful initiatives to adjust the Company’s cost structure
•Financial discipline and long-term fundamentals position the Company for a strong recovery

CARY, NC, May 12, 2020 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), a leading provider of exterior building products, today reported first-quarter 2020 net sales of $1,113.8 million, up 4.6 percent from the same period a year ago. Adjusted for acquisitions, first-quarter 2020 pro forma net sales1 were $1,122.2 million as compared to pro forma net sales1 of $1,088.7 million for first-quarter 2019. The increase was primarily driven by positive price/mix and higher volume.
In the first quarter of 2020, the Company recorded a net loss of $542.1 million, including a non-cash pre-tax goodwill impairment accounting adjustment of $503.2 million related to the COVID-19 pandemic. Excluding the accounting adjustment, first-quarter 2020 net loss was $38.9 million, a 35.2 percent improvement from the net loss of $60.0 million during first-quarter 2019.
Pro forma Adjusted EBITDA1 was $98.1 million or 8.7 percent of pro forma net sales1, an improvement of 210 basis points from the same pro forma period a year ago. The improvement was primarily driven by favorable price/mix, net of inflation partially offset by higher direct labor and other compensation and benefits costs.
"Our team’s focus on executing our strategy delivered profitability that exceeded our guidance expectations for the first quarter," said James S. Metcalf, Chairman and Chief Executive Officer. "Price leadership and continuous improvement are core competencies of our business model that have driven margin expansion in all segments for three consecutive quarters.”
“Now, as we navigate the uncertainty of the COVID-19 pandemic, we have been focused on taking decisive actions to protect the health and safety of our employees and customers, and the ongoing strength of our Company. Our extensive operating footprint provides us with the flexibility to manage production schedules to ensure that our customers continue to receive quality products without disruption. We have also taken necessary actions to safeguard our solid financial position, strengthen liquidity, and improve cash generation. While it remains unclear how long this pandemic and the related economic challenges will last, I believe in the resiliency of Cornerstone Building Brands, and I am confident that the actions we are taking will help us emerge even stronger than before,” Metcalf concluded.

Segment Results
During the first-quarter of 2020, there were four additional ship days contributing to the favorable year-over-year variance:
•Windows segment net sales increased 6.4 percent and gross profit as a percent of net sales improved 170 basis points primarily from favorable price/mix, net of inflation, within the U.S. Windows business and achieved cost savings in manufacturing.
•Siding segment net sales increased 10.4 percent and gross profit as a percent of net sales improved 930 basis points. Adjusted for acquisition impacts, Siding segment net sales increased 3.0 percent and gross margin expanded 230 basis points primarily from favorable price/mix, net of inflation.
•Commercial segment net sales were about flat and gross profit as a percent of net sales improved 180 basis points primarily from favorable price/mix, net of inflation, partially offset by higher manufacturing expenses.

(1)Adjusted financial metrics used in this release are non-GAAP measures and refer to the results for 2020 and 2019. Pro forma financial metrics used in this release for results in 2020 and 2019 are also non-GAAP measures and adjust for other items affecting comparability. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables.

COVID-19 Response and Update
The health and safety of our employees, customers, and communities is our number one priority. Throughout this pandemic, Cornerstone Building Brands has been adhering to mandates and other guidance from local governments and health authorities, including the World Health Organization and the Centers for Disease Control and Prevention. The Company has taken extraordinary measures and invested in practices to protect employees and reduce the risk of spreading the virus, while continuing to operate where permitted and to the extent possible. These actions include additional cleaning of our facilities, staggering crews, incorporating visual cues to reinforce social distancing, providing face coverings and gloves, as well as implementing daily health validation at our manufacturing and office facilities.
Across all of our businesses, our teams are in constant communication with customers, along with suppliers and government officials, to maintain business continuity without disruption. The Company has continued operations as an ‘essential’ business, delivering quality products to our customers. Cornerstone Building Brands has remained flexible, effectively managing production schedules in response to short-term shutdowns for extensive cleaning, and changes in demand due to the pandemic.
Additionally, the Company has been taking prudent and precautionary actions to maintain financial flexibility and enhance liquidity by:
•Rationalizing facility and organizational structures
•Reducing discretionary and non-essential expenses
•Lowering 2020 capital expenditures
•Effectively managing working capital
•Drawing on its asset-based revolving credit facility and cash flow revolver

Balance Sheet and Liquidity
Cornerstone Building Brands has sufficient liquidity to meet its needs with $475.7 million of unrestricted cash and cash equivalents on the balance sheet as of April 4, 2020, no near-term debt maturities and a covenant-lite structure. Additionally, the Company had excess availability of $118.0 million on its asset-based revolving credit facility as of April 4, 2020.

Outlook
Given the continued uncertainty surrounding COVID-19, the Company has suspended its practice of providing segment sales and earnings guidance. Cornerstone Building Brands is anticipating net sales for second-quarter 2020 to be in line with, or better than, April 2020 net sales, which were 25 percent lower than pro forma net sales for the same period last year. The Company expects to maintain financial flexibility and enhance liquidity from the following significant cash generating actions:
•Structural cost reduction initiatives totaling $80 million to $100 million
•Near-term expense management actions totaling $40 million to $60 million in savings
•Capital expenditure reduction of approximately $30 million
•Effective working capital management of $100 million to $120 million
The Company plans to reinstate quarterly financial guidance at the earliest reasonable opportunity.

Conference Call Information
The Company will host a conference call at 9:00 a.m. EST on Wednesday, May 13 to discuss its financial performance with investors and securities analysts. The call will be webcast on the Company’s website, www.cornerstonebuildingbrands.com, in the Events & Presentations section of the Investors Page. The dial-in number for the conference call is 1-833-380-0405. After the live webcast, a telephonic replay of the call will be available until May 27, 2020. The replay dial-in number is 1-800-585-8367 and the replay code is 1196945. Additionally, the slide presentation to be used in connection with the Company’s webcast and conference call is available in the Investor Relations section of the Company’s website at www.cornerstonebuildingbrands.com.
About Cornerstone Building Brands
Cornerstone Building Brands is a leading manufacturer of exterior building products in North America. Headquartered in Cary, North Carolina, the Company serves residential and commercial customers across new construction and the repair & remodel markets. As the #1 manufacturer of windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines a comprehensive portfolio of products with an expansive national footprint that includes approximately 20,000 employees at manufacturing, distribution and office locations throughout North America. For more information, visit us at www.cornerstonebuildingbrands.com.
Investor Relations
Tina Beskid
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and performance expectations. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit; volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets; the outbreak of a health epidemic or pandemic, including the coronavirus disease 2019 (“COVID-19”) pandemic; precautions taken due to the recent COVID-19 pandemic that could harm our business; impairment of goodwill and/or intangible assets; our ability to successfully develop new products or improve existing products; the effects of manufacturing or assembly realignments; seasonality of the business and other external factors beyond our control; commodity price volatility and/or limited availability of raw materials, including steel, PVC resin, glass and aluminum; our ability to identify and develop relationships with a sufficient number of qualified suppliers and to avoid a significant interruption in our supply chains; retention and replacement of key personnel; enforcement and obsolescence of our intellectual property rights; costs related to compliance with, violations of or liabilities under environmental, health and safety laws; changes in building codes and standards; competitive activity and pricing pressure in our industry; our ability to make strategic acquisitions accretive to earnings; our ability to carry out our restructuring plans and to fully realize the expected cost savings; global climate change, including legal, regulatory or market responses thereto; breaches of our information system security measures; damage to our computer infrastructure and software systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation; compliance with certain laws related to our international business operations; increases in labor costs, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers; significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets; the cost and difficulty associated with integrating and combining acquired businesses; volatility of the Company’s stock price; substantial governance and other rights held by the Investors; the effect on our common stock price caused by transactions engaged in by the Investors, our directors or executives; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; our ability to obtain financing on acceptable terms; downgrades of our credit ratings; and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 4, 2020	March 30, 2019
Net sales	$1,113,811	$1,064,832
Cost of sales	882,924	878,915
Gross profit	230,887	185,917
	20.7%	17.5%

Selling, general and administrative expenses	164,954	154,306
Intangible asset amortization	44,861	41,463
Restructuring and impairment charges, net	13,835	3,431
Strategic development and acquisition related costs	4,857	14,082
Goodwill impairment	503,171	—
Loss from operations	(500,791)	(27,365)
Interest income	338	215
Interest expense	(54,835)	(58,286)
Foreign exchange gain (loss)	(4,137)	1,177
Other income (expense), net	(662)	345
Loss before income taxes	(560,087)	(83,914)
Benefit for income taxes	(18,014)	(23,897)
	3.2%	28.5%

Net loss	(542,073)	(60,017)
Net income allocated to participating securities	—	—
Net loss applicable to common shares	$(542,073)	$(60,017)

Loss per common share:
Basic	$(4.30)	$(0.48)
Diluted	$(4.30)	$(0.48)

Weighted average number of common shares outstanding:
Basic	126,093	125,503
Diluted	126,093	125,503

Increase in sales	4.6%	152.7%

Selling, general and administrative expenses percentage of net sales	14.8%	14.5%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 4, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$475,701	$98,386
Restricted cash	7,924	3,921
Accounts receivable, net	476,779	491,740
Inventories, net	460,405	439,194
Income taxes receivable	35,774	48,466
Investments in debt and equity securities, at market	2,891	3,776
Prepaid expenses and other	76,098	78,516
Assets held for sale	2,564	1,750
Total current assets	1,538,136	1,165,749

Property, plant and equipment, net	651,800	652,841
Lease right-of-use assets	301,332	316,155
Goodwill	1,183,432	1,669,594
Intangible assets, net	1,704,371	1,740,700
Deferred income taxes	1,292	7,510
Other assets, net	12,066	11,797
Total assets	$5,392,429	$5,564,346

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,600	$25,600
Accounts payable	219,300	205,629
Accrued compensation and benefits	62,279	92,130
Accrued interest	34,478	19,070
Accrued income taxes	5,523	—
Current portion of lease liabilities	69,307	72,428
Other accrued expenses	213,044	233,687
Total current liabilities	629,531	648,544

Long-term debt	3,612,610	3,156,924
Deferred income taxes	234,112	291,987
Long-term lease liabilities	232,660	243,780
Other long-term liabilities	335,628	287,793
Total long-term liabilities	4,415,010	3,980,484

Common stock	1,262	1,261
Additional paid-in capital	1,251,252	1,248,787
Accumulated deficit	(823,980)	(281,229)
Accumulated other comprehensive loss, net	(80,137)	(32,398)
Treasury stock, at cost	(509)	(1,103)
Total stockholders’ equity	347,888	935,318

Total liabilities and stockholders’ equity	$5,392,429	$5,564,346

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 4, 2020	March 30, 2019
Cash flows from operating activities:
Net loss	$(542,073)	$(60,017)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	69,769	59,947
Non-cash interest expense	2,274	2,672
Share-based compensation expense	3,387	4,005
Non-cash fair value premium on purchased inventory	—	16,249
Goodwill impairment	503,171	—
Asset impairment	3,079	—
Provision for doubtful accounts	725	(189)
Deferred income taxes	(35,734)	(7,434)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	20,532	(43,635)
Inventories	(20,724)	16,704
Income taxes	18,212	(34,090)
Prepaid expenses and other	1,554	18,524
Accounts payable	12,461	(7,216)
Accrued expenses	(40,662)	(12,373)
Other, net	1,805	(1,869)
Net cash used in operating activities	(2,224)	(48,722)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(39,857)	(182,418)
Capital expenditures	(27,567)	(27,190)
Net cash used in investing activities	(67,424)	(209,608)
Cash flows from financing activities:
Proceeds from ABL facility	345,000	220,000
Proceeds from cash flow revolver	115,000	—
Payments on term loan	(6,405)	(6,405)
Payments related to tax withholding for share-based compensation	(327)	(156)
Net cash provided by financing activities	453,268	213,439
Effect of exchange rate changes on cash and cash equivalents	(2,302)	911
Net increase (decrease) in cash, cash equivalents and restricted cash	381,318	(43,980)
Cash, cash equivalents and restricted cash at beginning of period	102,307	147,607
Cash, cash equivalents and restricted cash at end of period	$483,625	$103,627

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET LOSS PER DILUTED COMMON SHARE AND
NET LOSS COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 4, 2020	March 30, 2019
Net loss per diluted common share, GAAP basis	$(4.30)	$(0.48)
Restructuring and impairment charges, net	0.11	0.03
Strategic development and acquisition related costs	0.04	0.11
Non cash loss (gain) on foreign currency transactions	0.03	(0.01)
Non cash charge of purchase price allocated to inventories	—	0.13
Goodwill impairment	3.99	—
Customer inventory buybacks	—	—
COVID-19(3)	0.01	—
Other, net	0.01	0.01
Tax effect of applicable non-GAAP adjustments(1)	(1.09)	(0.07)
Adjusted net loss per diluted common share(2)	$(1.20)	$(0.28)

	Three Months Ended
	April 4, 2020	March 30, 2019
Net loss applicable to common shares, GAAP basis	$(542,073)	$(60,017)
Restructuring and impairment charges, net	13,992	3,431
Strategic development and acquisition related costs	4,857	14,082
Non cash loss (gain) on foreign currency transactions	4,137	(1,177)
Non cash charge of purchase price allocated to inventories	—	16,249
Goodwill impairment	503,171	—
Customer inventory buybacks	120	242
COVID-19(3)	1,230	—
Other, net	1,138	724
Tax effect of applicable non-GAAP adjustments(1)	(137,448)	(8,727)
Adjusted net loss applicable to common shares(2)	$(150,876)	$(35,193)

(1)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(2)The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.
(3)Costs included within the COVID-19 line item for the three months ended April 4, 2020 include incremental labor costs due to quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees among other costs.
Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	April 4, 2020	March 30, 2019
Operating loss, GAAP	$(500,791)	$(27,365)
Restructuring and impairment charges, net	13,992	3,431
Strategic development and acquisition related costs	4,857	14,082
Non cash charge of purchase price allocated to inventories	—	16,249
Goodwill impairment	503,171	—
Customer inventory buybacks	120	242
COVID-19	1,230	—
Other, net	1,138	724
Adjusted operating income	23,717	7,363

Other income (expense), net	(662)	345
Depreciation and amortization	69,769	59,947
Share-based compensation expense	3,387	4,005
Adjusted EBITDA	96,211	71,660

Impact of Environmental Stoneworks and Kleary acquisitions(1)	1,869	481
Pro Forma Adjusted EBITDA	$98,080	$72,141

(1)Reflects the Adjusted EBITDA of Environmental Stoneworks for the period January 1, 2019 to the acquisition date of February 20, 2019 and Kleary Masonry, Inc. for the periods January 1, 2019 to March 30, 2019 and January 1, 2020 to March 1, 2020.

CORNERSTONE BUILDING BRANDS, INC.
BUSINESS SEGMENTS
(In thousands)
(Unaudited)

	Three Months Ended
	April 4, 2020		March 30, 2019
		% of Net Sales		% of Net Sales	% Change
Net Sales
Windows	$448,450	40.3%	$421,594	39.6%	6.4%
Siding	241,043	21.6%	218,277	20.5%	10.4%
Commercial	424,318	38.1%	424,961	39.9%	(0.2)%
Total net sales	$1,113,811	100.0%	$1,064,832	100.0%	4.6%

Gross Profit
Windows	$74,001	16.5%	$62,340	14.8%	18.7%
Siding	59,042	24.5%	33,176	15.2%	78.0%
Commercial	97,844	23.1%	90,401	21.3%	8.2%
Total gross profit	$230,887	20.7%	$185,917	17.5%	24.2%

Operating Income (Loss)
Windows	$(313,190)	(69.8)%	$(4,319)	(1.0)%	7,151.4%
Siding	(168,867)	(70.1)%	(11,654)	(5.3)%	1,349.0%
Commercial	16,841	4.0%	24,310	5.7%	(30.7)%
Corporate	(35,575)	—	(35,702)	—%	(0.4)%
Total operating loss	$(500,791)	(45.0)%	$(27,365)	(2.6)%	1,730.0%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF PRO FORMA SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Reported	Acquisitions (1)(2)	Pro Forma
Three months ended March 30, 2019

Net Sales
Windows	$421,594	$—	$421,594
Siding	218,277	23,909	242,186
Commercial	424,961	—	424,961
Total Net Sales	$1,064,832	$23,909	$1,088,741

Gross Profit				% of Net Sales
Windows	$62,340	$—	$62,340	14.8%
Siding	33,176	20,870	54,046	22.3%
Commercial	90,401	—	90,401	21.3%
Total Gross Profit	$185,917	$20,870	$206,787	19.0%

	Reported	Acquisitions (1)	Pro Forma
Three months ended April 4, 2020

Net Sales
Windows	$448,450	$—	$448,450
Siding	241,043	8,358	249,401
Commercial	424,318	—	424,318
Total Net Sales	$1,113,811	$8,358	$1,122,169

Gross Profit				% of Net Sales
Windows	$74,001	$—	$74,001	16.5%
Siding	59,042	2,300	61,342	24.6%
Commercial	97,844	—	97,844	23.1%
Total Gross Profit	$230,887	$2,300	$233,187	20.8%

(1)Acquisitions reflect the estimated impact for Environmental Stoneworks and Kleary Masonry, Inc.
(2)Gross margin adjustment for the non-cash inventory fair value step-up of $16.2 million associated with the Ply Gem merger and Environmental Stoneworks acquisition.